Table of Contents

As filed with the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

INSEEGO CORP.
(Exact name of Registrant as specified in its charter)

_________________________

Delaware	83-3377646
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9710 Scranton Road, Suite 200
San Diego, California 92121
(858) 812-3400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_________________________

Steven Gatoff
Chief Financial Officer

Inseego Corp.
9710 Scranton Road, Suite 200
San Diego, California 92121
(858) 812-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copy to:
Jason Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Blvd., Suite 1000
McLean, Virginia 22102
(703) 749-1300

_________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATION OF THE FILING

This registration statement is being filed to register for potential resale, from time to time, up to 767,165 shares of common stock, par value $0.001 per share (the “Common Stock”), issued in January 2026 to the then-preferred stockholder of Inseego Corp. (the “Company”) pursuant to an exchange agreement, dated as of January 14, 2026, between the Company and the preferred stockholder (the “Exchange Agreement”), as disclosed in the Company’s Current Report on Form 8-K filed on January 14, 2026. This registration statement is also being filed to register for potential resale, from time to time, up to 5,437,538 shares of Common Stock previously issued by the Company, or issuable upon the exercise of warrants previously issued by the Company, that were previously registered for potential resale under the registration statement on Form S-1 of the Company, File No. 333-283913 (the “Existing Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 30, 2024 and that remain unsold.

Accordingly, this registration statement is also a post-effective amendment No. 1 to the Existing Registration Statement to convert and consolidate the Existing Registration Statement into this single registration statement on Form S-3 and contains an updated combined prospectus, pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential offer and sale on a resale basis of (i) the shares of Common Stock covered by the Existing Registration Statement and (ii) the shares of Common Stock issued pursuant to the Exchange Agreement. This Registration Statement amends and restates the information contained in the Existing Registration Statement.

All filing fees payable in connection with the registration of the shares of Common Stock covered by the Existing Registration Statement were paid by the Registrant at the time of the initial filing of the Existing Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2026

PROSPECTUS

INSEEGO CORP.

UP TO 6,204,703 SHARES OF COMMON STOCK

_____________________

Pursuant to this prospectus, we are registering, for potential sale on a resale basis in the future by the stockholders identified herein under the section entitled “Registering Security Holders” (the “Registering Stockholders”), an aggregate of up to 6,204,703 shares of common stock of Inseego Corp. (the “Company”), par value $0.001 per share (“Common Stock”), consisting of: (i) up to 767,165 shares of Common Stock that were issued in January 2026 to one of the Registering Stockholders in connection with an Exchange Agreement, dated January 14, 2026 (the “Exchange Agreement”), entered into between us and such Registering Stockholder; (ii) up to an aggregate of 2,507,768 shares of Common Stock that were issued in November 2024 to certain of the Registering Stockholders, and up to an aggregate of 2,379,770 shares of Common Stock that are issuable upon exercise of warrants (the “Exchange Warrants”) that were issued in November 2024 to certain of the Registering Stockholders, in each case in connection with the exchange by such Registering Stockholders of the Company’s 3.25% convertible notes due 2025 previously held by them, and (iii) up to an aggregate of 550,000 shares of Common Stock that are issuable upon exercise of warrants (the “Loan Warrants” and, together with the Exchange Warrants, the “Warrants”) that were issued in June 2024 to certain of the Registering Stockholders in connection with a Loan and Security Agreement, dated June 28, 2024 (the “Short-Term Loan Agreement”), entered into between us and such Registering Stockholders.

We will not receive any of the proceeds from the sale by the Registering Stockholders of shares of Common Stock. Upon any exercise of the Warrants, however, we will receive the exercise price of the Warrants, which, if exercised with respect to the 2,929,770 shares of Common Stock issuable upon exercise of the Warrants, would result in gross proceeds to us of approximately $37.0 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Registering Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of ways and at varying prices. We provide more information about how the Registering Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution”. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Registering Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission (the “SEC”).

You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The shares of Common Stock are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “INSG.” On March 23, 2026, the last sale price of the Common Stock as reported on the Nasdaq was $11.31 per share.

The shares being registered for potential resale in the future by the registered stockholders in this prospectus represent a substantial percentage of the total outstanding shares of our Common Stock as of March 23, 2026. The shares being registered for potential resale in the future by the registered stockholders in this prospectus represent a substantial percentage of the total outstanding shares of our Common Stock as of March 23, 2026. The shares registered herein include up to 767,165 shares of Common Stock newly registered for resale, which represents approximately 4.7% of the outstanding Common Stock as of March 23, 2026. In addition, the shares registered herein also include (i) up to 2,507,768 shares of Common Stock that were issued in November 2024 to certain of the Registering Stockholders, (ii) up to 2,379,770 shares of Common Stock that are issuable upon exercise of the Exchange Warrants, and (iii) 550,000 shares of Common Stock that are issuable upon exercise of the Loan Warrants, all of which were registered under the Existing Registration Statement and are reincorporated herein. The sale of the shares, or the perception that these sales could occur, pursuant to this prospectus, could result in a significant decline in the public trading price of our Common Stock.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See the section entitled “Prospectus Summary–Smaller Reporting Company.”

_________________________

You should read carefully and consider the section entitled “Risk Factors” of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_________________________

The date of this prospectus is                            , 2026.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on March 30, 2026 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the stockholders identified herein under the section entitled “Registering Security Holders” (the “Registering Stockholders”) may, from time to time, sell up to 6,204,703 shares of Common Stock in one or more offerings as described in this prospectus. In connection with the potential offer and sale of securities by the Registering Stockholders, the Registering Stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we, nor the Registering Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Registering Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registering Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date of such prospectus or applicable prospectus supplement, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “the Company” mean, collectively, Inseego Corp. and its subsidiaries.

SOURCES OF INDUSTRY AND MARKET DATA

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained or incorporated by reference in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

The Company

Inseego Corp. is a leader in the design and development of cloud-managed wireless wide area network (“WAN”) and intelligent edge solutions. Our 5G WAN portfolio is comprised of secure and high-performance mobile broadband and fixed wireless access (“FWA”) solutions with associated cloud solutions for real time WAN visibility, monitoring, automation and control with centralized orchestration of network functions. These devices are specifically built for the carrier, enterprise and small and medium business (“SMB”) market segments with a focus on performance, scalability, quality and enterprise grade security. We also provide a Communications Service Provider (“CSP”) subscriber lifecycle management SaaS solution for carrier’s management of their government and complex enterprise customer subscriptions.

Our 5G products and associated cloud solutions are designed in the U.S. and are used in networks where internet reliability and security is of the utmost importance. These products support applications such as business broadband for both mobile and fixed use cases, enterprise networking and software-defined wide area network (“SD-WAN”) failover management.

Inseego is at the forefront of providing high speed broadband through state-of-the-art 5G products and services to keep enterprise and SMB customers seamlessly connected. With multiple first-to-market innovations through several generations of 4G and 5G technologies, Inseego has been advancing wireless WAN technology and driving industry transformations for over 30 years.

Our products currently operate on all major cellular networks in the US. Our mobile hotspots, sold under the MiFi ™ brand, have been sold to millions of end users and provide secure and convenient high-speed broadband access to the Internet on the go.

Exchange Transactions

On November 6, 2024, we completed the exchange of $91.5 million of face value of our previously outstanding 3.25% convertible senior notes due in 2025 (the “2025 Convertible Notes”) held by certain holders of the 2025 Convertible Notes (the “Exchanging Noteholders”) pursuant to separate exchange agreements entered into with each of the Exchanging Noteholders (such agreements, the “Exchange Agreements”). The consummation of these exchanges implemented the exchanges agreed to pursuant to binding term sheets (each, an “Exchange Term Sheet”) previously entered into between us and the Exchanging Noteholders, including those entered into with North Sound Partners and Golden Harbor Ltd. on or about June 28, 2024. On November 6, 2024, we issued to the Exchanging Noteholders in concurrent private placement transactions an aggregate of (i) approximately 2.4 million shares of our Common Stock, (ii) approximately $40.9 million in principal amount of new senior secured notes due in 2029 (the “2029 Senior Secured Notes”), and (iii) Exchange Warrants to purchase an aggregate of approximately 2.1 million shares of Common Stock.

Prior to the closing with the Exchanging Noteholders on November 6, 2024, we had previously completed discounted repurchases of an aggregate of $55.5 million principal amount of the 2025 Convertible Notes during the second and third quarters of 2024 for a combination of cash and equity. In the aggregate, in connection with all of the transactions to restructure the 2025 Convertible Notes, including the Short-Term Loan Agreement entered into on June 28, 2024, we issued approximately 2.9 million shares of Common Stock and Warrants to purchase an aggregate of approximately 3.0 million shares of Common Stock.

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As of the date of this prospectus, affiliates of two of the Exchanging Noteholders, Golden Harbor Ltd. and North Sound Partners, may be deemed to beneficially own more than 5% of our outstanding Common Stock. James B. Avery, a member of our Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Golden Harbor Ltd.

In connection with entering into the Short-Term Loan Agreement, we issued to South Ocean Funding, LLC (“South Ocean”), North Sound Ventures, LP (“North Sound Ventures”) and Philip Brace, as lenders (the “Lenders”) the Loan Warrants to purchase an aggregate of 550,000 shares of Common Stock. The Loan Warrants have an exercise price of $12.12 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The Loan Warrants will expire four years from the date of issuance and are exercisable on a cash basis, and contain customary registration rights with respect to the shares of Common Stock issuable upon exercise of the Loan Warrants.

As of the date of this prospectus, affiliates of each of South Ocean and North Sound Ventures may be deemed to beneficially own more than 5% of our outstanding Common Stock, and Philip Brace was our Executive Chairman at the time the Short-Term Loan Agreement was entered into. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of South Ocean, and Brian Miller, a member of the Company’s Board of Directors, is affiliated with North Sound Partners.

In connection with the Exchange Transactions, the Company entered into a customary registration rights agreement with the Exchanging Noteholders (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission, within six months following the closing date of the Exchange Transactions, in order to effect a registration for the resale by the Exchanging Noteholders of the shares of Common Stock held by the Exchanging Noteholders and any shares of Common Stock issuable upon exercise of the Exchange Warrants. The Registration Rights Agreement also provides the Exchanging Noteholders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Preferred Stock Repurchase

On January 14, 2026 (the “Closing Date’), the Company entered into an Exchange Agreement (the “Exchange Agreement”) with MIC Capital Management 54 RSC Ltd, an affiliate of Mubadala Capital (the “Preferred Stockholder”), which held all 25,000 outstanding shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series E (the “Preferred Stock”).

Pursuant to the Exchange Agreement, on the Closing Date all of the outstanding shares of Preferred Stock, which had a liquidation value of $42 million as of December 31, 2025, were surrendered and forfeited by the Preferred Stockholder in exchange for the following consideration, having an aggregate value of approximately $26 million and representing a discount of approximately 38% to the liquidation value: (i) $10 million in cash, one-third of which was paid on the Closing Date and the balance of which will be paid in two equal installments on the six and twelve month anniversaries of the Closing Date; (ii) 767,165 shares of the Company’s Common Stock (the “Converted Shares”), and (iii) $8 million in additional principal amount of the Company’s existing 2029 Senior Secured Notes. The Converted Shares and the 2029 Senior Secured Notes were issued to the Preferred Stockholder on the Closing Date. The foregoing transactions are collectively referred as “Preferred Stock Repurchase.”

The Exchange Agreement provides the Preferred Stockholder with customary registration rights with respect to the Converted Shares, pursuant to which, among other things, the Company agreed to file a registration statement with the Securities and Exchange Commission within six months following the Closing Date. A copy of the Exchange Agreement is filed as Exhibit 4.10 to the registration statement of which this prospectus forms a part.

You can find more information about us in our filings with the SEC referenced in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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Corporate Information

We are a Delaware corporation formed in 2016 as the successor to Novatel Wireless, Inc., a Delaware corporation formed in 1996, resulting from an internal reorganization that was completed in November 2016. Our principal executive office is located at 9710 Scranton Road, Suite 200, San Diego, CA 92121, and our telephone number at that location is (858) 812-3400. Our website address is https://www.inseego.com. Information contained on our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates exceeds $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter and our annual revenue in the most recent fiscal year completed before the last business day of such second fiscal quarter exceeded $100 million. To the extent we take advantage of such reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to the Company that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the risks, uncertainties, and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance.

Forward-looking statements in or incorporated by reference in this prospectus are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligations to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our dependence on a small number of customers for a substantial portion of our revenues;
•	our ability to compete in the market for wireless broadband data access products, wireless modem products, and telematics products and services;
•	our ability to successfully develop and introduce new products and services;
•	the pace of 5G wireless network rollouts globally and their adoption by customers;
•	our ability to attract new customers and retain existing customers;
•	our dependence on wireless telecommunication operators delivering acceptable wireless services;
•	our ability to develop sales channels and to onboard and execute successfully with channel partners;
•	our ability to develop and expand into new markets;
•	our ability to properly manage the growth of our business to avoid significant strains on our management and operations and disruptions to our business;
•	our reliance on contract manufacturers and third parties to manufacture our products;
•	our contract manufacturers’ ability to secure necessary supply to build our devices;
•	increases in costs, disruption of supply and/or the shortage of semiconductors or other key components of our products;
•	our ability to accurately forecast customer demand and order the manufacture and timely delivery of sufficient product quantities;
•	our reliance on sole source suppliers for some products and devices used in our solutions;
•	our ability to be cost competitive while meeting time-to-market requirements for our customers;
•	our ability to meet the product performance needs of our customers in mobile broadband and fixed wireless access markets;
•	our ability to make successful investments in research and development;
•	our ability to introduce and sell new products that comply with current and evolving industry standards and government regulations such as the evolving 5G New Radio (“5G NR”) price and performance standards;
•	our ability to mitigate the impact of trade restrictions, tariffs, or other government-imposed sanctions;
•	the continuing impact of uncertain global economic conditions on the demand for our products;
•	the impact of geopolitical instability on our business;
•	our ability to make payments on or to refinance our indebtedness;
•	the outcome of any pending or future litigation, including intellectual property litigation;
•	our continued ability to license necessary third-party technology for the development and sale of our solutions;
•	the introduction of new products that could contain errors or defects;
•	our ability to hire, retain and manage qualified personnel to maintain and expand our business;
•	infringement claims with respect to intellectual property contained in our solutions;
•	conducting business abroad, including foreign currency risks; and
•	the impact of high rates of inflation and rising interest rates.

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The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus, including the information under the section entitled “Risk Factors” above and in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Common Stock by the Registering Stockholders. Certain of the shares registered for sale hereby are issuable upon the exercise of the Warrants. Upon exercise of such Warrants, we will receive the applicable cash exercise price paid by the holders of the Warrants for gross proceeds of approximately $37.0 million (assuming the full exercise of the Warrants). However, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

We intend to use any proceeds received by us from the cash exercise of the Warrants, if any, for working capital, potential future acquisitions, products, services or technologies, and general corporate purposes. However, we have no current binding agreements or commitments for any specific material acquisitions at this time. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. Our ability to continue funding our existing and future operations is not dependent upon receiving cash proceeds from the exercise of any Warrants.

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REGISTERING SECURITY HOLDERS

The Common Stock being registered for resale by the Registering Stockholders are those issued in connection with the Preferred Stock Repurchase, the Exchange Transactions, and those issuable to the Registering Stockholders upon exercise of the Loan Warrants and the Exchange Warrants within four years from the date of issuance. For additional information regarding the issuances of those Warrants, see the section entitled “Summary of the Prospectus–The Company” above. We are registering the shares of Common Stock in order to permit the Registering Stockholders to offer the shares for resale from time to time.

The Registering Stockholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. We cannot advise you as to whether the Registering Stockholders will in fact sell any or all of such shares of Common Stock.

When we refer to the “Registering Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Registering Stockholders’ interest in the Common Stock being registered for resale other than through a public sale.

The table below lists the Registering Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Registering Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Registering Stockholder as of March 19, 2026, including assuming exercise of the Warrants that are exercisable within 60 days of March 19, 2026, held by the Registering Stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of Common Stock being registered for resale by this prospectus by the Registering Stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, and to persons who have a right to acquire such securities, generally within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable upon exercise of the Warrants issued to the Registering Stockholders, as described under the section entitled “Summary of the Prospectus –The Company,” determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares registered for resale by the Registering Stockholders pursuant to this prospectus.

Under the terms of the Warrants, a Registering Stockholder may not exercise any such Warrants to the extent such exercise would cause such Registering Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 19.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Registering Stockholders may sell all, some or none of their shares in this offering. See the section entitled “Plan of Distribution.”

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Name of Selling Securityholder	Number of shares of Common Stock beneficially owned prior to an offering pursuant to this prospectus	Maximum number of shares of Common Stock that may be sold pursuant to this prospectus	Number of shares of Common Stock beneficially owned following an offering pursuant to this prospectus
Registering Stockholders relating to the Exchange Transactions
North Sound Partners(1)	3,318,219	2,851,119	467,100
Golden Harbor Ltd.(2)	2,454,951	1,151,264	1,303,687
South Ocean Funding, LLC(3)	465,385	465,385	0
Wolverine Flagship Fund Trading Limited(4)	338,851	338,851	0
D. E. Shaw Valence Portfolios, L.L.C.(5)	448,514	370,000	78,514
Jay Newman(6)	180,000	180,000	0
McKenna & Associates, LLC(7)	430,691	29,687	401,004
Christopher Lytle(8)	99,475	51,232	48,243
Total	7,736,086	5,437,538	2,298,548

Registering Stockholder relating to the Preferred Stock Repurchase			0
MIC Capital Management 54 RSC LTD(9)	767,165	767,165	0

Total	8,503,251	6,204,703	2,298,548

(1)	Number of shares of Common Stock beneficially owned prior to the offering and maximum number of shares of Common Stock that may be sold pursuant to this prospectus represents shares beneficially owned by North Sound Trading, LP, North Sound Management, Inc., and Brian Miller, and includes 84,615 shares issuable upon the exercise of Loan Warrants and 1,089,835 shares issuable upon the exercise of Exchange Warrants, subject to exercise limitation provisions in the Exchange Warrants and Loan Warrants. NS Trading was formed in order to engage in the acquiring, holding and disposing of investments in various companies. NS Manager was formed to act as the general partner of NS Trading, to make investments through NS Trading and to fulfill such other purposes as may be determined by NS Manager and Mr. Brian Miller from time to time. Mr. Miller is the sole shareholder of NS Manager. Accordingly, NS Manager and Mr. Miller each may be deemed to be a beneficial owner of the Common Stock and warrants held by NS Trading. Mr. Miller is a member of the Company’s Board of Directors.
(2)	Number of shares of Common Stock beneficially owned prior to the offering includes the 465,385 shares of Common Stock issuable upon exercise of the Loan Warrants held by South Ocean Funding, LLC, described in footnote (3). Maximum number of shares of Common Stock to be sold pursuant to this prospectus includes 453,528 shares issuable upon exercise of Exchange Warrants. The Registering Stockholder is controlled by Joe Lewis.
(3)	Number of shares of Common Stock beneficially owned consists of 465,385 shares of Common Stock issuable upon exercise of Loan Warrants. The Registering Stockholder is controlled by Joe Lewis.
(4)	Number of shares of Common Stock beneficially owned includes 236,074 shares of Common Stock issuable upon exercise of Exchange Warrants. Wolverine Asset Management, LLC (“WAM”) is the registered investment adviser which manages the selling securityholder and has voting and investment power of these securities. The sole member and manager of WAM is Wolverine Holdings, LLC (“WH”). Through their roles as Managers, Robert R. Bellick and Christopher L. Gust may be deemed to control WH and have the power to direct the vote (and direct the disposition,) of the Common Stock. Each of Robert R. Bellick, Christopher L. Gust, WH and WAM disclaims beneficial ownership of securities held by the Registering Stockholder.

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(5)	Number of shares of Common Stock beneficially owned consists of (1) 69,314 shares of Common Stock, (2) 9,200 shares of Common Stock issuable upon exercise of listed call options, and (3) 370,000 shares of Common Stock issuable upon exercise of Exchange Warrants. D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) such Common Stock directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Common Stock. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Common Stock. Edwin Jager, Maximilian Stone, Adam Deaton and Anoop Prasad, or their designees, exercise voting and investment control over such Common Stock on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Common Stock. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Common Stock. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any securities of the Company directly, and each such entity disclaims beneficial ownership of such Common Stock. David E. Shaw does not own any securities of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) such Common Stock and, therefore, David E. Shaw may be deemed to be the beneficial owner of such Common Stock. David E. Shaw disclaims beneficial ownership of such Common Stock.
(6)	Number of shares of Common Stock beneficially owned consists of shares of Common Stock issuable upon exercise of Exchange Warrants.
(7)	Number of shares of Common Stock beneficially owned includes 29,687 shares of Common Stock issuable upon exercise of Exchange Warrants. Andrew J. McKenna is the sole member of the Registering Stockholder, which owns Exchange Warrants to purchase 29,687 shares of Common Stock. Kathleen L. McKenna is the wife of Andrew J. McKenna and the sole owner of a trust which is the sole owner of 1,004 shares of Common Stock (which are not being registered hereunder).
(8)	Number of shares of Common Stock beneficially owned includes 20,646 shares of Common Stock issuable upon exercise of Exchange Warrants.
(9)	Number of shares of Common Stock beneficially owned prior to the offering represents shares beneficially owned by MIC Capital Management 54 RSC Ltd. (“54 RSC”). 54 RSC is managed by its board of directors, which has voting authority over the securities held by 54 RSC but has delegated investment authority to an investment committee of MIC Capital Management UK LLP, an investment adviser. The investment committee, comprised of seven members, has authority to approve all investment and divestment decisions relating to 54 RSC by affirmative majority consent, and each member of 54 RSC’s board of directors and the investment committee expressly disclaims beneficial ownership of the securities held by 54 RSC.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Stock

Our amended and restated certificate of incorporation (the “Charter”) authorizes the issuances of 152,000,000 shares, par value $0.001 per share, consisting of 150,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. As of March 23, 2026, there were 16,228,548 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board out of funds legally available for that purpose. Pursuant to our Charter, holders of Common Stock are entitled to one vote per share and are entitled to vote upon such matters and in such manner as may be provided by law. Holders of Common Stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of Common Stock, upon the liquidation, dissolution or winding up of the Company, are entitled to share equally and ratably in the assets of the Company. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to the rights, preferences and privileges of any series of Preferred Stock that we have issued or we may issue in the future.

Preferred Stock

Our Charter provides that we may issue shares of Preferred Stock from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board may, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock, which may have the effect of decreasing the market price of the Common Stock. The ability of the Board to issue Preferred Stock without stockholder approval could have anti-takeover effects, including by delaying, deferring or preventing a change of control or the removal of our existing management. The General Corporation Law of the State of Delaware (the “DGCL”), the state of our incorporation, provides that the holders of Preferred Stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that Preferred Stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Warrants

As of March 23, 2026, warrants to purchase approximately 2,929,770 shares of our common stock with a weighted average exercise price per share of $12.63 were outstanding. The Warrants were issued on various dates in 2024, at exercise prices ranging from $11.27 to $15.77 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, and expire four years from their dates of issuance.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our Charter and the amended and restated bylaws (the “Bylaws”) could make the acquisition of the Company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

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We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, the Company has not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire the Company.

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Anti-Takeover Effects of Our Charter and Bylaws

Our Charter provides for the Board to be divided into three classes serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the Board until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of our stockholders, including proposed nominations of persons for election to the Board. Among other requirements, the advance notice provisions provide that (a) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the Bylaws, (b) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the Bylaws, and (c) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our Bylaws provide that our Board, our chairperson of the Board or our chief executive officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board by calling a special meeting of stockholders prior to such time as a majority of the Board believed the matter should be considered or until the next annual meeting provided that the requestor met the notice and other requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the Board also could be delayed until the next annual meeting.

Our Charter provides that our Bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Board is expressly authorized to adopt, amend or repeal our Bylaws. This provision may not be repealed, amended or altered in any respect without the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock entitled to vote.

Our Charter does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder of the requisite number of shares of our capital stock would not be able to amend our Bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of our Board, our chairperson of the Board or our chief executive officer to call a stockholders’ meeting and satisfy the notice periods determined by our Board.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021, and its telephone number is (877) 290-2245.

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PLAN OF DISTRIBUTION

The Registering Stockholders may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:

•	on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or
•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Registering Stockholders or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.

The Registering Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;
•	sales in the over-the-counter market;
•	sales in transactions other than on such exchanges or services or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Registering Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale or distribution; and
•	any other method permitted by applicable law.

The Registering Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Registering Stockholders to include the pledgee, transferee or other successors in interest of the Registering Stockholders under this prospectus.

In connection with the sale of our Common Stock or interests therein, the Registering Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Registering Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The Registering Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered for resale by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

15

The aggregate proceeds to the Registering Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Registering Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.

The Registering Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.

The Registering Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Registering Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Registering Stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Registering Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Registering Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Registering Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Registering Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Registering Stockholders against certain liabilities, including under the Securities Act and state securities laws, relating to the registration of the shares offered for resale by this prospectus, as is customary for transactions such as the Exchange Transactions and the Preferred Stock Repurchase.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on (i) the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, with respect to the financial statements of the Company for the year ended December 31, 2025, and (ii) the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, with respect to the financial statements of the Company for the year ended December 31, 2024.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors section of our website at www.inseego.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

•	our Annual Report on Form 10-K for the year ended December 31, 2025;

•	the information included in Part III of our Definitive Proxy Statement on Schedule 14A filed on July 29, 2025;

•	The information included in Item 1.01, 2.03 and 3.02 only of our Current Report on Form 8-K filed on January 14, 2026; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 22, 2018, including any amendment or reports filed for the purpose of updating such description.

All filings by us pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investors” section of our website (https://www.investors.inseego.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Inseego Corp.
Attention: Corporate Secretary
9710 Scranton Road, Suite 200
San Diego, CA 92121
Telephone: (858) 812-3400

The information contained on our website is not a part of this prospectus and is not incorporated by reference herein.

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INSEEGO CORP.

RESALE OF UP TO 6,204,703 SHARES OF COMMON STOCK

_________________________

PROSPECTUS

 _________________________

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$1,186
Legal fees and expenses	25,000
Accounting fees and expenses	8,500
Miscellaneous	11,314
Total	$46,000

_______________

*	These fees are estimated and accordingly are subject to change.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed November 9, 2016).

3.2	Amended and Restated Bylaws of Inseego Corp. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed May 9, 2025).

3.3	Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed August 13, 2019).

3.4	Certificate of Amendment to Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 10, 2020).

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3.5	Certificate of Amendment of Certificate of Incorporation of Inseego Corp., dated January 23, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed January 23, 2024).

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 9, 2016).

4.2	Description of Equity Securities Registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed on March 1, 2021).

4.3	Base Indenture, dated May 12, 2020, between Inseego Corp. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed May 12, 2020).

4.4	First Supplemental Indenture, dated May 12, 2020, between Inseego Corp. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed May 12, 2020).

4.5	Form of 3.25% convertible senior note due 2025 (incorporated by reference Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed August 10, 2020).

4.6	Registration Rights Agreement, dated August 6, 2018, by and among Inseego Corp. and the Investors identified on Exhibit A to the Securities Purchase Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed August 7, 2018).

4.7	Indenture, dated as of November 6, 2024, by and among Inseego Corp. and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on November 12, 2024).

4.8	Supplemental Indenture, dated as of November 6, 2024, by and among Inseego Corp., as issuer, the guarantors from time to time party thereto and Wilmington Savings Fund Society, FSB, as trustee incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed on November 12, 2024).

4.9	Form of 9.0% Senior Secured Notes due 2029 (included as Exhibit A to Exhibit 4.8).
4.10	Exchange Agreement, dated January 14, 2026, by and among Inseego Corp. and MIC Capital Management 54 RSC Ltd (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 14, 2026).

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2	Consent of CBIZ CPAs P.C., an independent registered public accounting firm

23.3	Consent of Marcum LLP, an independent registered public accounting firm

24.1	Power of Attorney (included in the signature page to this Registration Statement)

107	Filing Fee Table

_______________

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on this 30th day of March, 2026.

INSEEGO CORP.

By:	/s/ Steven Gatoff Steven Gatoff Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Juho Sarvikas and Steven Gatoff, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE
/s/ Juno Sarvikas Juho Sarvikas	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2026

/s/ Steven Gatoff Steven Gatoff	Chief Financial Officer (Principal Financial Officer)	March 30, 2026

/s/ James Paul McClaskey James Paul McClaskey	Chief Accounting Officer (Principal Accounting Officer)	March 30, 2026

/s/ James B. Avery James B. Avery	Director	March 30, 2026

/s/ Stephen J. Bye Stephen J. Bye	Director	March 30, 2026

/s/ Syed Nabeel Anwar Bukhari Syed Nabeel Anwar Bukhari	Director	March 30, 2026

/s/ Christopher Harland Christopher Harland	Director	March 30, 2026

/s/ Brian Miller Brian Miller	Director	March 30, 2026

/s/ George Mulhern George Mulhern	Director	March 30, 2026

/s/ Jeffrey Tuder Jeffrey Tuder	Director	March 30, 2026

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